UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2020

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, in light of circumstances relating to the coronavirus pandemic, Entravision Communications Corporation (the “Company”) reduced the annual base salaries of the Company’s named executive officers (“NEOs”), effective as of April 16, 2020. The salary reductions and new annual base salaries of the Company’s NEOs are as follows: (i) Walter F. Ulloa, the Company’s Chairman and Chief Executive Officer, a reduction from $1,378,912 to $1,068,657; (ii) Jeffery A. Liberman, the Company’s President and Chief Operating Officer, a reduction from $717,035 to $591,554; (iii) Christopher T. Young, the Company’s Chief Financial Officer and Treasurer, a reduction from $568,111 to $482,895; and (iv) Karl A. Meyer, the Company’s Chief Revenue Officer, a reduction from $515,000 to $437,750. Such salary reductions may be deemed to constitute amendments to the Company’s NEOs’ individual employment agreements, even though no amendments to such employment agreements are expected to be drafted and executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: April 17, 2020	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer